Contacts:

The Medicines Company	Alnylam Pharmaceuticals, Inc.
Michael Mitchell Head of Global Communications 973-290-6097 michael.mitchell@themedco.com	Cynthia Clayton Vice President, Investor Relations and Corporate Communications 617-551-8207 Amanda Sellers (Media) Spectrum 202-955-6222 x2597

The Medicines Company and Alnylam Form Strategic Alliance to
Develop and Commercialize RNAi Therapeutics Targeting PCSK9 for the
Treatment of Hypercholesterolemia

The Medicines Company Obtains Exclusive Global License to Advance ALN-PCS
RNAi Therapeutic Program

Alnylam to Receive $25 Million in Upfront Payment in Addition to Milestone Payments and Royalties on Product Sales

Companies to Host Conference Call Today at 8:30 a.m. ET to Discuss Collaboration

Parsippany, N.J. and Cambridge, Mass., February 4, 2013 - The Medicines Company (Nasdaq: MDCO) and Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), a leading RNAi therapeutics company, announced today that they have formed an exclusive global alliance for the development and commercialization of Alnylam's ALN-PCS RNAi therapeutic program for the treatment of hypercholesterolemia.

“This new alliance unites two organizations with a shared culture and commitment to innovation. In my view and past experience, there could be no stronger partner for our ALN-PCS program than The Medicines Company, which has demonstrated industry-wide leadership in the advancement of cardiovascular medicines to patients and remarkable success in its strategy of in-licensing, developing, and commercializing breakthrough products,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “For Alnylam, this new partnership enables the advancement of ALN-PCS, an important program within our 'Alnylam 5x15' product development and commercialization strategy focused on RNAi therapeutics directed toward genetically validated targets. We believe that the ALN-PCS program holds great promise for the development of a significant therapeutic option for patients with hypercholesterolemia, and that the unique mechanism of action for ALN-PCS could provide a differentiated and potentially best-in-class strategy for PCSK9 antagonism.”

“Our focus on acute and intensive care medicine has led us to a leadership position with Angiomax® (bivalirudin) and potentially with cangrelor in the management of patients in extreme risk as a consequence of the rupture of their vulnerable coronary artery plaque at and around the time of acute coronary syndromes. Meantime, we have made progress with MDCO-216 (ApoA-1 Milano), a turbocharged form of HDL-C ('good cholesterol') which has the potential to modify disease through reverse cholesterol transport,” said Clive Meanwell, M.D., Ph.D., Chairman and Chief Executive Officer of The Medicines Company. “Now, this exciting collaboration with Alnylam leaders in their field of RNAi adds a second potentially disease modifying approach and more cutting edge technology to our portfolio. We have seen that PCSK9 gene silencing can substantially reduce LDL-cholesterol in patients and has epidemiological and disease mechanisms studies suggest this can further reduce the risks of the world's number one killer, coronary artery disease. Clearly we see the complementarity of approaches which increase 'good cholesterol' (HDL-C) and decrease 'bad cholesterol' (LDL-C). We look forward to working with our colleagues at Alnylam for whom we have the greatest respect and admiration based upon earlier collaborations particularly around Angiomax, which was invented by John Maraganore.”

PCSK9 (proprotein convertase subtilisin/kexin type 9) is a protein that regulates low-density lipoprotein (LDL) receptor levels on hepatocytes; gain-of-function human mutations in PCSK9 are associated with hypercholesterolemia while loss-of-function mutations are associated with lower levels of LDL cholesterol and a reduced risk of cardiovascular disease. ALN-PCS is a PCSK9 synthesis inhibitor that reduces intracellular and extracellular levels of PCSK9 resulting in lowered plasma levels of LDL-C. MDCO-216 is a naturally occurring variant of a protein found in high-density lipoprotein, or HDL. It is a reverse cholesterol transport agent designed to reduce atherosclerotic plaque burden development and thereby reduce the risk of adverse thrombotic events.

Under this alliance, The Medicines Company and Alnylam intend to collaborate on the advancement of the ALN-PCS program. Alnylam's ALN-PCS program includes ALN-PCS02 an intravenously administered RNAi therapeutic which has completed a Phase I trial, and ALN-PCSsc a subcutaneously administered RNAi therapeutic currently in pre-clinical development. Alnylam will continue the program for an estimated one to two years to complete certain pre-clinical and Phase I clinical studies. The Medicines Company is responsible for leading and funding development from Phase II forward and commercializing the ALN-PCS program if successful. Under the terms of the agreement, The Medicines Company will make an upfront cash payment of $25 million to Alnylam. Alnylam may also receive potential development and commercial milestone payments of up to $180 million. Alnylam will be eligible to receive scaled double-digit royalties on global products sales of ALN-PCS products.

Alnylam has completed a Phase I trial of ALN-PCS02 in healthy volunteer subjects with elevated baseline LDL-C. Results showed that administration of a single intravenous dose of drug, in the absence of concomitant lipid-lowering agents such as statins, resulted in statistically significant and durable reductions of PCSK9 plasma levels of up to 84% and lowering of LDL-C of up to 50%. ALN-PCS02 was shown to be generally safe and well tolerated in this study and there were no serious adverse events related to study drug administration. Alnylam has also presented pre-clinical data from its ALN-PCSsc program demonstrating potent knockdown of the PCSK9 target gene with an ED50 of less than 0.3 mg/kg after a single subcutaneous dose.

“Cardiovascular disease remains the leading cause of mortality worldwide, with elevated LDL-C a major modifiable risk factor. New strategies are needed to dramatically and rapidly reduce LDL-C and prevent acute cardiovascular events that result from the rupture of cholesterol rich plaque when patients are at their most vulnerable,” said Daniel J. Rader, M.D., professor of Medicine and chief, Division of Translational Medicine and Human Genetics, at the Perelman School of Medicine at the University of Pennsylvania. “As a key regulator of the LDL receptor, liver-expressed PCSK9 is one of the most important and best validated new targets in molecular medicine for the treatment of hypercholesterolemia. The ALN-PCS data generated to date are very encouraging and I look forward to continued clinical studies that highlight the unique mechanistic approach of PCSK9 synthesis inhibitors.”

Dr. Rader serves as a member of Alnylam's Scientific Advisory Board and as a consultant on Alnylam's ALN-PCS program, and Alnylam and Dr. Rader collaborate on research for which Alnylam provides materials.

Conference Call Information

The Medicines Company and Alnylam will host a conference call today at 8:30 a.m. ET to discuss this new collaboration. To access the call, please dial 877-312-7507 (domestic) or 631-813-4828 (international) five minutes prior to the start time and refer to conference ID 96998933. A replay of the call will be available beginning at 11:30 a.m. ET. To access the replay, please dial 855-859-2056 (domestic) or 404-537-3406 (international) and refer to conference ID 96998933. A live audio webcast of the presentation will be available on The Medicines Company website at www.themedicinescompany.com, and on the News & Investors section of the Alnylam's website, www.alnylam.com

About Hypercholesterolemia
Hypercholesterolemia is a condition characterized by very high levels of cholesterol in the blood which is known to increase the risk of coronary artery disease, the leading cause of death in the U.S. Some forms of hypercholesterolemia can be treated through dietary restrictions, lifestyle modifications (e.g., exercise and smoking cessation) and medicines such as statins. However, a large proportion of patients with hypercholesterolemia are not achieving target LDL-C goals with statin therapy, including genetic familial hypercholesterolemia patients, acute coronary syndrome patients, high-risk patient populations (e.g., patients with coronary artery disease, diabetics, symptomatic carotid artery disease, etc.) and other patients that are statin intolerant. Severe forms of hypercholesterolemia are estimated to affect more than 500,000 patients worldwide, and as a result, there is a significant need for novel therapeutics to treat patients with hypercholesterolemia whose disease is inadequately managed by existing therapies.

About ALN-PCS
ALN-PCS is a systemically delivered RNAi therapeutic targeting the gene proprotein convertase subtilisin/kexin type 9 (PCSK9), a target validated by human genetics that is involved in the metabolism of low-density lipoprotein cholesterol (LDL-C, or “bad” cholesterol). ALN-PCS therapies are PCSK9 synthesis inhibitors that lower levels of both intracellular and extracellular PCSK9, thereby phenocopying the human genetics observed in loss of function or null human PCSK9 mutations (N. Engl. J. Med. (2006) 354:1264-1272; Am. J. Hum. Genet. (2006) 79: 514-523). PCSK9 synthesis inhibition through an RNAi mechanism has the potential to lower tissue and circulating plasma PCSK9 protein levels resulting in higher LDL receptor levels in the liver, and subsequently lower LDL-C levels in the blood stream. Lower LDL-C is associated with a decreased risk of cardiovascular disease, including myocardial infarction and stroke.

About RNA Interference (RNAi)
RNAi (RNA interference) is a revolution in biology, representing a breakthrough in understanding how genes are turned on and off in cells, and a completely new approach to drug discovery and development. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and represents one of the most promising and rapidly advancing frontiers in biology and drug discovery today which was awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi is a natural process of gene silencing that occurs in organisms ranging from plants to mammals. By harnessing the natural biological process of RNAi occurring in our cells, the creation of a major new class of medicines, known as RNAi therapeutics, is on the horizon. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam's RNAi therapeutic platform, target the cause of diseases by potently silencing specific mRNAs, thereby preventing disease-causing proteins from being made. RNAi therapeutics have the potential to treat disease and help patients in a fundamentally new way.

About The Medicines Company
The Medicines Company (Nasdaq: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients.

The Medicines Company Forward-Looking Statement
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on November 9, 2012, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

About Alnylam Pharmaceuticals
Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi.  The company is leading the translation of RNAi as a new class of innovative medicines with a core focus on RNAi therapeutics for the treatment of genetically defined diseases, including ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-AT3 for the treatment of hemophilia and rare bleeding disorders (RBD), ALN-AS1 for the treatment of acute intermittent porphyria (AIP), ALN-PCS for the treatment of hypercholesterolemia, and ALN-TMP for the treatment of hemoglobinopathies. As part of its “Alnylam 5x15TM” strategy, the company expects to have five RNAi therapeutic products for genetically defined diseases in clinical development, including programs in advanced stages, on its own or with a partner by the end of 2015. Alnylam has additional partnered programs in clinical or development stages, including ALN-RSV01 for the treatment of respiratory syncytial virus (RSV) infection and ALN-VSP for the treatment of liver cancers. The company's leadership position on RNAi therapeutics and intellectual property have enabled it to form major alliances with leading companies including Merck, Medtronic, Novartis, Biogen Idec, Roche, Takeda, Kyowa Hakko Kirin, Cubist, Ascletis, Monsanto, Genzyme, and The Medicines Company.  In addition, Alnylam holds a significant equity position in Regulus Therapeutics Inc., a company focused on discovery, development, and commercialization of microRNA therapeutics. Alnylam has also formed Alnylam Biotherapeutics, a division of the company focused on the development of RNAi technologies for applications in biologics manufacturing, including recombinant proteins and monoclonal antibodies. Alnylam's VaxiRNA™ platform applies RNAi technology to improve the manufacturing processes for vaccines; GlaxoSmithKline is a collaborator in this effort. Alnylam scientists and collaborators have published their research on RNAi therapeutics in over 100 peer-reviewed papers, including many in the world's top scientific journals such as Nature, Nature Medicine, Nature Biotechnology, and Cell.  Founded in 2002, Alnylam maintains headquarters in Cambridge, Massachusetts.  For more information, please visit www.alnylam.com.

About “Alnylam 5x15™”
The “Alnylam 5x15” strategy, launched in January 2011, establishes a path for development and commercialization of novel RNAi therapeutics directed toward genetically defined targets for diseases with high unmet medical need. Products arising from this initiative share several key characteristics including: a genetically defined target and disease; the potential to have a major impact in a high unmet need population; the ability to leverage the existing Alnylam RNAi delivery platform; the opportunity to monitor an early biomarker in Phase I clinical trials for human proof of concept; and the existence of clinically relevant endpoints for the filing of a new drug application (NDA) with a focused patient database and possible accelerated paths for commercialization. By the end of 2015, the company expects to have five such RNAi therapeutic programs in clinical development, including programs in advanced stages, on its own or with a partner. The “Alnylam 5x15” programs include ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-AT3 for the treatment of hemophilia and rare bleeding disorders (RBD), ALN-AS1 for the treatment of acute intermittent porphyria (AIP), ALN-PCS for the treatment of hypercholesterolemia, ALN-TMP for the treatment of hemoglobinopathies, and other programs. Alnylam intends to focus on developing and commercializing certain programs from this product strategy itself in North and South America, Europe, and other parts of the world; these include ALN-TTR, ALN-AT3, and ALN-AS1; the company will seek global development and commercial alliances for other programs.

Alnylam Forward-Looking Statements
Various statements in this release concerning Alnylam's future expectations, plans and prospects, including without limitation, statements regarding Alnylam's views with respect to the potential for RNAi therapeutics, including the potential for the ALN-PCS program, including ALN-PCS02 and ALN-PCSsc, its expectations regarding the receipt of upfront and potential development and commercialization milestones and royalty payments on worldwide net sales, if any, under The Medicines Company agreement, and Alnylam's expectations regarding its “Alnylam 5x15” product strategy, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Alnylam's ability to successfully demonstrate the efficacy and safety of its drug candidates and the pre-clinical and clinical results for these product candidates, including ALN-PCS02 and ALN-PCSsc, which may not support further development of such product candidates, both our and The Medicines Company's ability to successfully advance ALN-PCS02 and/or ALN-PCSsc resulting in the potential payment of milestones and royalties to us, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials for such product candidates, obtaining, maintaining and protecting intellectual property, obtaining regulatory approval for products, competition from others using technology similar to Alnylam's and others developing products for similar uses, and Alnylam's ability to establish and maintain strategic business alliances, including its collaboration with The Medicines Company, and new business initiatives, as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam's current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on January 14, 2013 and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam's views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam does not assume any obligation to update any forward-looking statements.